UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CRESCENT REAL ESTATE EQUITIES COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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777 Main Street, Suite 2100
Fort Worth, Texas 76102

July 16, 2007

Dear Shareholder:

Our records indicate your vote has not yet been received for the special meeting of shareholders of Crescent Real Estate Equities Company (the “Company”) to be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas on August 1, 2007 at 10:00 a.m. local time. Please take a moment right now to ensure that your shares are represented at this important meeting by signing, dating and returning the enclosed duplicate voting form. Your vote is very important regardless of the number of our common shares that you own.

At the special meeting shareholders will be asked to approve both the merger of the Company with and into an affiliate of Morgan Stanley Real Estate (the “Company Merger”), and the Agreement and Plan of Merger, dated as of May 22, 2007, by and among the Company, Crescent Real Estate Equities Limited Partnership, Moon Acquisition Holdings, LLC, Moon Acquisition LLC and Moon Acquisition Limited Partnership (the “Merger Agreement”). If the Company Merger is completed, you, as a holder of our common shares of beneficial interest, will be entitled to receive $22.80 for each share you own. The Company Merger and the Merger Agreement are more fully described in the proxy statement that we mailed to you on or about June 28, 2007.

The Company’s board of trust managers recommends you vote “FOR” the proposal to approve the Company Merger and the Merger Agreement.

The Company Merger and the Merger Agreement must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding common shares entitled to vote on the matter at the special meeting. Your failure to vote will have the same affect as a vote against the Company Merger and the Merger Agreement.

As indicated on the voting instruction card, you may vote by internet or by signing, dating and mailing your voting instruction card in the postage-prepaid envelope provided.

The Company’s trust managers, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the Company Merger and the Merger Agreement. Information about the Company and its trust managers and executive officers, their ownership of the Company’s securities, and the interests of those persons is included in the proxy statement. You are urged to read the proxy statement, because it contains important information about the Company Merger and the Merger Agreement.

Please vote today. Remember — every vote counts. If you have any questions or need a copy of the proxy statement, please call our proxy solicitor MacKenzie Partners, Inc. at (800) 322-2885 Toll-free or (212) 929-5500 Collect. You can also obtain a copy of the proxy statement along with other filings containing information about the Company, without charge, at the SEC’s internet site (http://www.sec.gov).

Thank you for your cooperation and your continued support.

Sincerely,

John C. Goff
Vice-Chairman of the Board and
Chief Executive Officer